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                                                                    EXHIBIT 99.1


  AMAZON.COM ANNOUNCES INCREASE IN SIZE OF OFFERING OF SENIOR DISCOUNT NOTES

SEATTLE, WA, MAY 5 -- AMAZON.COM, INC. ("AMAZON.COM") (NASDAQ:AMZN), TODAY ANNOUNCED THAT IT HAS INCREASED THE SIZE OF ITS PRIVATE OFFERING OF SENIOR DISCOUNT NOTES FROM $275 MILLION TO APPROXIMATELY $326 MILLION GROSS PROCEEDS. FROM AND AFTER MAY 1, 2003, THE SENIOR DISCOUNT NOTES WILL BEAR INTEREST, WHICH WILL BE PAYABLE IN CASH, AT A RATE OF 10% PER ANNUM ON EACH MAY 1 AND NOVEMBER 1, COMMENCING NOVEMBER 1, 2003. THE SENIOR DISCOUNT NOTES WILL MATURE ON MAY 1, 2008.

THE PROCEEDS FROM THE OFFERING WILL BE USED BY AMAZON.COM TO RETIRE APPROXIMATELY $75 MILLION OF EXISTING INDEBTEDNESS AND FOR GENERAL CORPORATE PURPOSES.

THE SENIOR DISCOUNT NOTES BEING OFFERED WILL NOT BE, AND HAVE NOT BEEN, REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS.

AMAZON.COM IS HEADQUARTERED AT 1516 SECOND AVENUE, SEATTLE, WASHINGTON 98101. INTERNET ADDRESS: HTTP//WWW.AMAZON.COM. TELEPHONE (206) 622-2335.